UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2011

NATIONAL HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of Principal Executive Offices)

(212) 417-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.          Entry into a Material Definitive Agreement.

On January 18, 2011, National Holdings Corporation (the “Company”) formed the previously announced joint venture called OPN Holdings, LLC (“OPN” or the “Joint Venture”) with OpusPoint Partners, LLC (“Opus”) by entering into (i) a joint venture limited liability company operating agreement (the “JV Agreement”), by and between the Company and Opus and (ii) an interim funding and services agreement by and between the Company, National Securities Corporation and OPN Holdings, LLC (the “Interim Funding Agreement,” and together with the JV Agreement, the “Agreements”).  By their terms, the Agreements were effective as of January 14, 2011.

The Joint Venture is the holding company for an investment banking business focused on global life sciences.  The Joint Venture, that includes corporate finance, advisory, capital markets and sales, will initially operate through a segregated business unit of the Company’s FINRA-registered wholly-owned subsidiary National Securities Corporation (“NSC”).  The Interim Funding Agreement covers this initial period and requires OPN to advance operating and payroll expenses to NSC, and will be effective until OPN has formed and registered its own broker-dealer pursuant to FINRA regulations.

Initial capital contributions to OPN included $1.0 million in cash.  Profits and losses of OPN are to be allocated among the Company and Opus in proportion to their percentage interests in the Joint Venture, which currently stand at fifty (50) percent each.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: January 24, 2011

	By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow President and Vice Chairman

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INDEX TO EXHIBITS

Exhibit
Number                                Description

10.1	OPN Joint Venture Limited Liability Company Operating Agreement, by and between National Holdings Corporation and Opus Point Partners, LLC, effective as of January 14, 2011.

10.2	Interim Funding and Services Agreement, by and among National Securities Corporation, National Holdings Corporation and OPN Holdings, LLC, effective January 14, 2011.

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